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                                                                     Exhibit (J)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 10, 2001, relating to the financial highlights which appears in the June 30, 2001 Annual Report to Shareholders of Meridian Growth Fund (formerly Meridian Fund) and Meridian Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


San Francisco, California
October 16, 2001